
<ARTICLE> 5
<LEGEND>
this schedule contains summary financial information extracted from Krupp
Realty Fund 7 financial statements for the year ended December 31, 1996 and is qualified in ts entirety by reference to such financial statements
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                       1,177,332
<SECURITIES>                                         0
<RECEIVABLES>                                  185,867
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               487,894
<PP&E>                                      29,193,001<F1>
<DEPRECIATION>                            (14,188,500)<F2>
<TOTAL-ASSETS>                              16,855,594
<CURRENT-LIABILITIES>                          853,850
<BONDS>                                     12,562,165<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,439,579<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                16,855,594
<SALES>                                              0
<TOTAL-REVENUES>                             4,688,515<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,574,400<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,103,602
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    10,513<F7>
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Represents apartment complexes of $19,190,834, retail centerof $9,714,873 and deferred mortgage costs of $287,294.
<F2>Includes accumulated depreciation of (14,097,123) and amortization of deferred mortgage cost of (91,377).
<F3>Represents mortgage notes payable.
<F4>Represents total equity (deficit) for the General and Limited Partners of
($248,136) and ($3,687,715), respectively.
<F5>Includes all revenues of the Partnership.
<F6>Includes operating expenses of $1,781,759, real estate taxes of $466,876 and depreciation and amortization of $1,325,765.
<F7>Net income allocated $210 to the General Partners and $10,303 to the limited partners for the years ended 12/31/96. Average net income per unit of limited partner interest is .35 on 27,184 units outstanding.

